Exhibit 99.2

UNAUDITED COMPARATIVE PER COMMON SHARE DATA

The below presentation summarizes the unaudited per share information for IBERIABANK Corporation, Florida Bank Group, Inc. (“Florida Bank Group”), Old Florida Bancshares, Inc. (“Old Florida”) and Georgia Commerce Bancshares, Inc. (“Georgia Commerce”) on a historical, pro forma, pro forma combined and equivalent pro forma basis. You should read this information in conjunction with the historical financial statements (and related notes) contained in the annual and quarterly reports and other documents IBERIABANK Corporation has filed with the Securities and Exchange Commission and the selected consolidated financial and other data in this Current Report on Form 8-K.

The following table reflects the mergers of IBERIABANK Corporation, Florida Bank Group, Old Florida, and Georgia Commerce as if the mergers had taken place as of the beginning of the earliest period presented using the acquisition method of accounting.

The per share data is unaudited and is not necessarily indicative of the operating results that IBERIABANK Corporation would have achieved had it completed the mergers as of the beginning of the periods presented and should not be considered as representative of future operations.

	As of and for the Nine Months Ended September 30, 2014 (4)	As of and for the Year Ended December 31, 2013 (4)
Earnings (Loss) Per Common Share
Basic
IBERIABANK Corporation historical	$2.26	$2.20

Florida Bank Group historical	$0.75	$(5.15)
IBERIABANK Corporation—Florida Bank Group pro forma (1)	$2.32	$2.01
Equivalent pro forma for one share of Florida Bank Group common stock (2)	$0.35	$0.30

Old Florida historical	$0.79	$0.99
IBERIABANK Corporation—Old Florida pro forma (1)	$2.27	$2.26
Equivalent pro forma for one share of Old Florida common stock (2)	$0.77	$0.76

Georgia Commerce historical	$1.49	$0.56
IBERIABANK Corporation—Georgia Commerce pro forma (1)	$2.26	$2.10
Equivalent pro forma for one share of Georgia Commerce (2)	$1.39	$1.29

Pro forma combined (3)	$2.35	$1.98
Florida Bank Group shareholder (3)	$0.35	$0.30
Old Florida shareholder (3)	$0.80	$0.67
Georgia Commerce shareholder (3)	$1.44	$1.22

Diluted
IBERIABANK Corporation historical	$2.25	$2.20

Florida Bank Group historical	$0.75	$(5.15)
IBERIABANK Corporation—Florida Bank Group pro forma (1)	$2.31	$2.01
Equivalent pro forma for one share of Florida Bank Group common stock (2)	$0.34	$0.30

Old Florida historical	$0.79	$0.99
IBERIABANK Corporation—Old Florida pro forma (1)	$2.25	$2.25
Equivalent pro forma for one share of Old Florida common stock (2)	$0.77	$0.76

	As of and for the Nine Months Ended September 30, 2014 (4)	As of and for the Year Ended December 31, 2013 (4)

Georgia Commerce historical	$1.49	$0.53
IBERIABANK Corporation—Georgia Commerce pro forma (1)	$2.25	$2.09
Equivalent pro forma for one share of Georgia Commerce (2)	$1.38	$1.28

Pro forma combined (3)	$2.31	$1.97
Florida Bank Group shareholder (3)	$0.34	$0.29
Old Florida shareholder (3)	$0.79	$0.67
Georgia Commerce shareholder (3)	$1.42	$1.21

Cash Dividends Declared Per Common Share
IBERIABANK Corporation historical	$1.02	$1.36

Florida Bank Group historical	$—	$—
IBERIABANK Corporation—Florida Bank Group pro forma (1)	$1.02	$1.36
Equivalent pro forma for one share of Florida Bank Group common stock (2)	$0.15	$0.20

Old Florida historical	$0	$0
IBERIABANK Corporation—Old Florida pro forma (1)	$1.02	$1.36
Equivalent pro forma for one share of Old Florida common stock (2)	$0.35	$0.46

Georgia Commerce historical	$—	$—
IBERIABANK Corporation—Georgia Commerce pro forma (1)	$1.02	$1.36
Equivalent pro forma for one share of Georgia Commerce (2)	$0.83	$0.83

Pro forma combined (3)	$1.02	$1.36
Florida Bank Group shareholder (3)	$0.15	$0.20
Old Florida shareholder (3)	$0.35	$0.46
Georgia Commerce shareholder (3)	$0.63	$0.83

Book Value Per Common Share
IBERIABANK Corporation historical	$54.35	$51.40

Florida Bank Group historical	$12.28	$13.55
IBERIABANK Corporation—Florida Bank Group pro forma (1)	$55.72	$54.14
Equivalent pro forma for one share of Florida Bank Group common stock (2)	$8.30	$8.07

Old Florida historical	$13.37	$12.53
IBERIABANK Corporation—Old Florida pro forma (1)	$56.25	$53.44
Equivalent pro forma for one share of Old Florida common stock (2)	$19.13	$18.17

Georgia Commerce historical	$22.03	$20.30
IBERIABANK Corporation—Georgia Commerce pro forma (1)	$55.59	$52.88
Equivalent pro forma for one share of Georgia Commerce (2)	$34.10	$32.44

Pro forma combined (3)	$58.35	$56.03
Florida Bank Group shareholder (3)	$8.69	$8.35
Old Florida shareholder (3)	$19.84	$19.05
Georgia Commerce shareholder (3)	$35.79	$34.37

	As of and for the Nine Months Ended September 30, 2014 (4)	As of and for the Year Ended December 31, 2013 (4)

Tangible Book Value Per Common Share
IBERIABANK Corporation historical	$37.91	$37.17

Florida Bank Group historical	$12.28	$13.55
IBERIABANK Corporation—Florida Bank Group pro forma (1)	$39.55	$39.72
Equivalent pro forma for one share of Florida Bank Group common stock (2)	$5.89	$5.92

Old Florida historical	$12.85	$11.97
IBERIABANK Corporation—Old Florida pro forma (1)	$38.46	$37.34
Equivalent pro forma for one share of Old Florida common stock (2)	$13.07	$12.70

Georgia Commerce historical	$20.28	$18.48
IBERIABANK Corporation—Georgia Commerce pro forma (1)	$37.75	$36.83
Equivalent pro forma for one share of Georgia Commerce (2)	$23.15	$22.59

Pro forma combined (3)	$41.05	$37.45
Florida Bank Group shareholder (3)	$6.12	$5.58
Old Florida shareholder (3)	$13.96	$12.73
Georgia Commerce shareholder (3)	$25.18	$22.97

(Footnotes on following page)

(1)	Amounts are calculated using the following exchange ratios (where IBERIABANK Corporation is 1): IBERIABANK Corporation - Florida Bank Group 0.149; IBERIABANK Corporation - Old Florida 0.34; IBERIABANK Corporation - Georgia Commerce 0.6134.
(2)	The equivalent pro forma information shows the effect of the respective merger from the perspective of a holder of common stock and assumes the following immediately prior to consummation of the respective merger: (a) the full conversion of Florida Bank Group Series D and Series E Preferred Stock into Florida Bank Group common stock and the conversion of the shares of Old Florida Series A Preferred Stock into Old Florida common stock and (b) the conversion of the respective warrants of Florida Bank Group, Old Florida and Georgia Commerce to common stock of the respective companies. Amounts are calculated using the following exchange ratios (where IBERIABANK Corporation is 1):

IBERIABANK Corporation – Florida Bank Group 0.149

IBERIABANK Corporation – Old Florida 0.34

IBERIABANK Corporation – Georgia Commerce 0.6134

(3)	Pro forma combined amounts include IBERIABANK Corporation, Old Florida, Florida Bank Group and Georgia Commerce, and show the historical pro forma combined per share effect of the three mergers from the perspective of a shareholder of each of Florida Bank Group, Old Florida and Georgia Commerce.
(4)	The tangible book values per share assume purchase price and accounting adjustments as follows:

	Florida Bank Group		Old Florida		Georgia Commerce
	As of December 31, 2013	As of September 30, 2014	As of December 31, 2013	As of September 30, 2014	As of December 31, 2013	As of September 30, 2014
Purchase Accounting Adjustments:
Assumed Purchase Price	$87,611,868	$87,611,868	$258,853,379	$258,853,379	$198,468,875	$198,468,875
Change in Control Payments and Retention Payments	1,000,000	1,000,000	5,800,000	5,800,000	5,000,000	5,000,000
Valuation Adjustments	(7,211,168)	(8,462,861)	12,456,703	11,151,086	(2,779,536)	(2,208,029)
Tax Adjustments	26,990,887	26,515,244	(4,733,547)	(4,237,412)	1,968,224	2,208,029